UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/28/2014

Lehigh Gas Partners LP
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35711

DE	45-41165414
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

702 West Hamilton Street, Suite 203
Allentown, PA 18101
(Address of principal executive offices, including zip code)

610-625-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On April 28, 2014, the Partnership exercised an option ("Option") to purchase one hundred percent (100%) of the membership interests of Pinehurst Petroleum, LLC ("Pinehurst") from Joseph L. Smith III and John A. Kopfer, Jr. ("Smith/Kopfer") for $4,000,000. Pinehurst's sole asset was an Agreement and Plan of Merger among Pinehurst Petroleum, LLC, PMI Merger Sub, Inc., Petroleum Marketers, Incorporated, Petroleum Marketers, Incorporated Employee Stock Ownership Trust and Ronald R. Hare, in his capacity as Representative (the "Merger Agreement") pursuant to which Pinehurst agreed to acquire all of the shares of Petroleum Marketers, Incorporated ("PMI") for $75,000,000 subject to an adjustment for a targeted net working capital of $3,000,000, through the merger of PMI Merger Sub, Inc., a wholly owned subsidiary of Pinehurst, and PMI. Under the terms of the Merger Agreement, the stockholders of PMI agreed to escrow $5,000,000 for 25 months after the Closing to secure the indemnity provisions for the benefit of Pinehurst contained in the Merger Agreement. The Merger Agreement also contains customary representations, warranties, agreements and obligations of the parties, and termination, closing conditions and indemnity provisions.

On April 30, 2014, pursuant to the Option, the Partnership purchased all of the equity interests of Pinehurst. Subsequent to such purchase, the Merger became effective and, as a result, the Partnership became the owner of PMI. PMI operates two primary lines of business: convenience stores and petroleum products distribution. In its convenience store business, PMI operates 85 convenience stores and 9 co-located branded quick service restaurants located in Virginia. The convenience stores distribute primarily branded fuel and operate under the PMI's own proprietary convenience store brand, "Stop in Food Stores". The petroleum products business distributes motor fuels and other petroleum products to customers throughout Virginia, West Virginia, Tennessee and North Carolina.

On May, 1, 2014, immediately subsequent to the effectiveness of the Merger, the Partnership caused PMI to divest its lubricants business (the "Lubricants Business") to Zimri Holdings, LLC, an entity owned by Smith/Kopfer for the sum of $14,000,000 pursuant to an Asset Purchase Agreement ("APA") between PMI and Zimri. The APA contains customary representations, warranties, agreements and obligations of the parties, as well as indemnity provisions. A trust controlled by Joseph V. Topper, Jr, Chairman and CEO of the general partner of the Partnership, personally financed the purchase of the Lubricants Business by Zimri via a loan to Zimri. The financing by Mr. Topper's trust was approved by the Conflicts Committee of the board of directors of the general partner of the Partnership.

In connection with the acquisition of PMI and the pending acquisition of assets from certain affiliates of Atlas Oil Company, the Partnership amended its Omnibus Agreement with its general partner and Lehigh Gas Corporation (the "Amendment") with regards to the management fee payable by the Partnership to Lehigh Gas Corporation. The revised management fee consists of a base monthly fee of $670 thousand per month and a variable fee of between $0.003 per gallon and zero for wholesale fuel distribution and $0.015 per gallon for retail fuel distribution. The general partner and Lehigh Gas Corporation may waive all or any portion of the management fee to the extent that all or a portion of the management service are either purchased from another party or not required.

The foregoing descriptions of the Merger Agreement, the APA and the Amendment (collectively, the "Agreements") do not purport to be complete and are qualified in their entirety by reference to the Agreements, which are attached as Exhibits 2.1, 2.2 and 10.1 to this Current Report on Form 8-K and are incorporated into this report by reference. The registrant has omitted schedules, exhibits and similar attachments to the Merger Agreement and the APA pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule, exhibit or similar attachment to the SEC upon request.

The above description of the Agreements has been included to provide investors and securityholders with information regarding the terms of the agreements. This description is not intended to provide any other factual information about the general partner, the Partnership, Pinehurst, PMI, Zimri or their respective subsidiaries or affiliates. The Merger Agreement and APA contain representations and warranties of the parties to such agreements, made solely for the benefit of the parties thereto. The assertions embodied in those representations and warranties are qualified by information in disclosure schedules that the parties have exchanged in connection with the execution of the agreements. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the agreements. Moreover, the representations and warranties in the Merger Agreement and APA were used for the purpose of allocating risk between or among the parties thereto.

Item 2.01.    Completion of Acquisition or Disposition of Assets

The response to Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.01.

Item 8.01.    Other Events

On May 1, 2014, the Partnership issued a press release announcing the purchase of Pinehurst, the closing of the Merger, the sale of the lubricants business of PMI and the amendment of the Omnibus Agreement, all as described in Items 1.01 and 2.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

2.1 Agreement and Plan of Merger among Pinehurst Petroleum, LLC, PMI Merger Sub, Inc., Petroleum Marketers, Incorporated, Petroleum Marketers, Incorporated Employee Stock Ownership Trust and Ronald R. Hare, in his capacity as Representative

2.2 Asset Purchase Agreement by and between Petroleum Marketers, Incorporated and Zimri Holdings, LLC

10.1 Amendment to Omnibus Agreement by and among Lehigh Gas Partners LP, Lehigh Gas GP LLC and Lehigh Gas Corporation

99.1 Press Release, dated May 1, 2014, issued by Lehigh Gas Partners LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lehigh Gas Partners LP

Date: May 01, 2014	By:	/s/ Frank M. Macerato
Frank M. Macerato
General Counsel, Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-2.1	Agreement and Plan of Merger
EX-2.2	Asset Purchase Agreement
EX-10.1	Amendment to Omnibus Agreement
EX-99.1	Press Release dated May 1, 2014